Exhibit 99.1

Universal Technical Institute to Release Fiscal Year 2020 Third Quarter Results on August 6, 2020

PHOENIX, Ariz. – July 23, 2020 – Universal Technical Institute, Inc. (NYSE: UTI), the nation’s leading provider of transportation technician training, today announced that it plans to report results for its fiscal 2020 third quarter ended June 30, 2020 on August 6, 2020 after market close. Jerome Grant, Chief Executive Officer, and Troy Anderson, Chief Financial Officer, will host a conference call at 4:30 p.m. Eastern Time on the same day to discuss the financial results and operating performance.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for 90 days at https://investor.uti.edu or the telephone replay can be accessed through September 6, 2020, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 10146789.

About Universal Technical Institute, Inc.

With more than 220,000 graduates in its 55-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Phoenix, Arizona.

For more information, visit www.uti.edu. Like UTI on www.facebook.com/UTI or follow UTI on Twitter @UTITweet, @MMITweet, and @NASCARTechUTI.

Media Contact:
Jody Kent
VP, Communications and Public Affairs
Universal Technical Institute
(623) 445-0872

Investor Relations Contact:
Robert Winters or Brooks Hamilton
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

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